UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2014

PEPCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(202) 872-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The 2014 Annual Meeting of Stockholders of Pepco Holdings, Inc. was held on May 16, 2014.

(b)
At the Annual Meeting, PHI’s stockholders elected 10 directors, each to serve a one-year term, and until such director’s successor is elected and qualified.  The final voting results regarding this proposal were as follows:

	For	Against	Abstain	Broker Non-Votes

Paul M. Barbas	149,268,207	2,916,604	1,576,372	52,027,383

Jack B. Dunn, IV	148,934,959	3,272,921	1,553,303	52,027,383

H. Russell Frisby, Jr.	150,029,172	2,168,138	1,563,873	52,027,383

Terence C. Golden	149,522,152	2,642,755	1,596,276	52,027,383

Patrick T. Harker	149,321,247	2,879,237	1,560,700	52,027,382

Barbara J. Krumsiek	149,168,864	3,048,390	1,543,929	52,027,383

Lawrence C. Nussdorf	149,215,884	2,954,878	1,590,422	52,027,382

Patricia A. Oelrich	149,958,339	2,275,018	1,527,827	52,027,382

Joseph M. Rigby	146,317,778	5,699,792	1,743,613	52,027,383

Lester P. Silverman	148,993,375	3,208,276	1,559,532	52,027,383

At the Annual Meeting, PHI’s stockholders approved, on an advisory (non-binding) basis, a resolution indicating their support for PHI’s executive compensation.  The final voting results regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
95,956,458	54,849,322	2,955,403	52,027,383

At the Annual Meeting, PHI’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of PHI for 2014.  The final voting results regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
200,844,596	3,145,003	1,798,968	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	May 16, 2014	/s/ JOSEPH M.. RIGBY
Name:Joseph M. Rigby Title:Chairman, President and Chief Executive Officer